UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
April 2, 2012
PINNACLE AIRLINES CORP.
(Exact Name of Registrant as Specified in Charter)

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)
Delaware	001-31898	03-0376558
(Address of principal executive offices)	(Zip Code)
40 South Main Street, Memphis, TN	38103
Registrant’s telephone number, including area code
(901)-348-4100
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 2, 2012, Pinnacle Airlines Corp., (the “Company”) received a deficiency letter from The NASDAQ Stock Market (“NASDAQ”) notifying the Company that in accordance with Listing Rules 5101, 5110(b), and IM-5101-1, the staff of NASDAQ has determined that the Company’s securities will be delisted from NASDAQ.

The NASDAQ staff reached its decision under NASDAQ Listing Rules 5101, 5110(b), and IM-5101-1 following the Company’s announcement that the Company and its subsidiaries, Colgan Air, Inc., Mesaba Aviation, Inc., Pinnacle Airlines, Inc., and Pinnacle East Coast Operations Inc., voluntarily filed petitions for relief under the provisions of Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Chapter 11 Cases”).  The Chapter 11 Cases are being administered under the caption “In re Pinnacle East Coast Operations Inc.,” Case No. 12-11343.

Given these continued listing requirements, the early status of the Chapter 11 Cases and the demands the Chapter 11 Cases have posed on the Company’s resources, the Company does not plan to appeal the NASDAQ staff’s determination to delist the Company’s common stock.  Accordingly, trading of the Company’s common stock will be suspended at the opening of business on April 11, 2012, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s common stock from listing and registration on NASDAQ.

After the Company’s common stock is delisted by NASDAQ, it may trade on the OTC Bulletin Board (“OTCBB”) or the Pink OTC Markets Inc. (the “Pink Sheets”).  The Company’s stock will be eligible for trading only on the Pink Sheets unless and until it is eligible for trading on the OTCBB.  OTCBB trading may occur only if a market maker applies to quote the Company’s common stock; however, a potential market maker’s application to quote the Company’s common stock on OTCBB will not be cleared until the Company is current in its reporting obligations under the Securities Exchange Act of 1934, which the Company anticipates occurring in May 2012.  There is no assurance that any market maker will decide to quote the Company’s common stock at all, and there is no assurance that the Company’s common stock will become eligible to trade on the OTCBB.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PINNACLE AIRLINES CORP.
(Registrant)

By: /s/ Brian T. Hunt
Brian T. Hunt
Vice President and General Counsel
April 6, 2012